SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 7, 1999


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

              0-26694                                 93-0945003
     (Commission file number)             (IRS employer identification no.)

         585 West 500 South, Bountiful, Utah 84010                  84010
         (Address of principal executive offices)                 (Zip code)


                                 (801) 298-3360
              (Registrant's telephone number, including area code)



                        This document contains a total of 3 pages.


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Item 5. Other Events

         On June 9, 1999, Specialized Health Products International, Inc. issued the following press release:


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
             ANNOUNCES AMENDMENT TO AGREEMENT WITH BECTON DICKINSON

BOUNTIFUL, Utah - June 9, 1999 - Specialized Health Products International, Inc. (NASDAQ: SHPI) today announced its wholly-owned subsidiary, Specialized Health Products, Inc. ("SHP"), signed an amendment to its worldwide License Agreement with Becton, Dickinson and Company ("BD") (NYSE: BDX). This amendment provides that the $3.75 million previously paid by BD to SHP, will not be credited against future earned product royalties and SHP will have no further obligation to BD with respect to these payments. As part of this Amendment, SHP has agreed to defer BD exclusivity related minimum royalty obligations from 2002 to 2004. All other obligations under the Agreement remain in full force and effect.

David A. Robinson, President and CEO of SHPI said, "This amendment enables SHPI to recognize the full $3.75 million as revenue immediately which will put SHPI in a position to exceed the minimum Nasdaq SmallCap net tangible asset listing requirement. This revenue should also enable the Company to realize its first year of profitability. Although we have significant challenges ahead, my view of the potential success of SHPI has never been brighter because of the positive momentum of the new safety legislation, and current expressed interest in SHP's safety needle product lines by major medical product companies."

SHPI's patented safety technologies are applicable to a variety of fields of safety products, including lancets, phlebotomy devices, catheters, syringes and butterflies. Additional products will augment the SHPI product line in the future.

SHP now owns seven Safety Cradle(R) related patents, two patents associated with its ExtreSafe(R) Lancets and ten granted patents which protect its ExtreSafe(R) and FlexLoc(TM) safety needle technologies. SHP has additional patents pending.

About Specialized Health Products International, Inc.

SHPI is a designer and developer of cost-effective, innovative safety healthcare products that minimize the risk of accidental needlesticks that are a leading cause of the spread of blood-borne diseases such as HIV/AIDS and hepatitis B.

Forward looking statements in this release involve a number of risks and uncertainties including, but not limited to, product demand, market acceptance, changing economic conditions, risks in product and technology development, the effect of the company's accounting policies and other risk factors detailed in the company's SEC filings.

Company Contact:                                   Company Website: www.shpi.com
Charles D. Roe
Specialized Health Products International, Inc.
801-298-3360

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPECIALIZED HEALTH PRODUCTS
                                          INTERNATIONAL, INC.



                                          By /s/ David A. Robinson
Date: June 9, 1999                           -------------------------
                                             David A. Robinson
                                             President, Chief Executive Officer
                                             and Director